Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

News Summary:

•	$12.8 billion in revenue, down 6% year over year; GAAP EPS $0.65, down 3% year over year, and Non-GAAP EPS $0.87, down 1% year over year

•	Revenue growth in security, collaboration and observability

•	Progress on business model transformation in Q2 FY 2024:

•	Total software revenue was flat year over year and software subscription revenue up 5% year over year

•	Total annualized recurring revenue (ARR) at $24.7 billion, up 6% year over year and product ARR up 9% year over year

•	Remaining performance obligations (RPO) at $35.7 billion, up 12% year over year and product RPO up 12% year over year

•	Dividend increased by 3% to $0.40 per share

•	Q2 FY 2024 Results:

•	Revenue: $12.8 billion

•	Decrease of 6% year over year

•	Earnings per Share: GAAP: $0.65; Non-GAAP: $0.87

•	GAAP EPS decreased 3% year over year

•	Non-GAAP EPS decreased 1% year over year

•	Q3 FY 2024 Guidance:

•	Revenue: $12.1 billion to $12.3 billion

•	Earnings per Share: GAAP: $0.51 to $0.56; Non-GAAP: $0.84 to $0.86

•	FY 2024 Guidance:

•	Revenue: $51.5 billion to $52.5 billion

•	Earnings per Share: GAAP: $2.61 to $2.73; Non-GAAP: $3.68 to $3.74

SAN JOSE, Calif. — February 14, 2024 — Cisco today reported second quarter results for the period ended January 27, 2024. Cisco reported second quarter revenue of $12.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.6 billion or $0.65 per share, and non-GAAP net income of $3.5 billion or $0.87 per share.

“We delivered a solid second quarter with strong operating leverage and capital returns,” said Chuck Robbins, chair and CEO of Cisco. “We continue to align our investments to future growth opportunities. Our innovation sits at the center of an increasingly connected ecosystem and will play a critical role as our customers adopt AI and secure their organizations.”

“Focused execution and operating discipline drove our solid top and bottom-line results and strong margins in Q2,” said Scott Herren, CFO of Cisco. “We are making good progress in our business model shift to more recurring revenue while remaining focused on financial discipline, operating leverage and shareholder returns, as evidenced by our increased dividend.”

GAAP Results

	Q2 FY 2024	Q2 FY 2023	Vs. Q2 FY 2023
Revenue	$12.8 billion	$13.6 billion	(6)%
Net Income	$2.6 billion	$2.8 billion	(5)%
Diluted Earnings per Share (EPS)	$0.65	$0.67	(3)%

Non-GAAP Results

	Q2 FY 2024	Q2 FY 2023	Vs. Q2 FY 2023
Net Income	$3.5 billion	$3.6 billion	(3)%
EPS	$0.87	$0.88	(1)%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Increases Quarterly Dividend

Cisco has declared a quarterly dividend of $0.40 per common share, a 1-cent increase or up 3%, over the previous quarter’s dividend, to be paid on April 24, 2024, to all stockholders of record as of the close of business on April 4, 2024. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q2 FY 2024 Highlights

Revenue — Total revenue was $12.8 billion, down 6%, with product revenue down 9% and service revenue up 4%. Revenue by geographic segment was: Americas down 4%, EMEA down 7%, and APJC was down 12%. Product revenue performance reflected growth in Security up 3%, Collaboration up 3% and Observability up 16%. Networking was down 12%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 64.2%, 62.7%, and 68.2%, respectively, as compared with 62.0%, 60.2%, and 67.2%, respectively, in the second quarter of fiscal 2023.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 66.7%, 65.2%, and 70.5%, respectively, as compared with 63.9%, 62.1%, and 69.1%, respectively, in the second quarter of fiscal 2023.

Total gross margins by geographic segment were: 65.7% for the Americas, 68.1% for EMEA and 68.2% for APJC.

Operating Expenses — On a GAAP basis, operating expenses was flat at $5.1 billion, and were 40.0% of revenue. Non-GAAP operating expenses were $4.3 billion, up 1%, and were 33.8% of revenue.

Operating Income — GAAP operating income was $3.1 billion, down 6%, with GAAP operating margin of 24.2%. Non-GAAP operating income was $4.2 billion, down 4%, with non-GAAP operating margin at 33.0%.

Provision for Income Taxes — The GAAP tax provision rate was 16.7%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.6 billion, a decrease of 5%, and EPS was $0.65, a decrease of 3%. On a non-GAAP basis, net income was $3.5 billion, a decrease of 3%, and EPS was $0.87, a decrease of 1%.

Cash Flow from Operating Activities — $0.8 billion for the second quarter of fiscal 2024, a decrease of 83% compared with $4.7 billion for the second quarter of fiscal 2023.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $25.7 billion at the end of the second quarter of fiscal 2024, compared with $26.1 billion at the end of fiscal 2023.

Remaining Performance Obligations (RPO) — $35.7 billion, up 12% in total, with 50% of this amount to be recognized as revenue over the next 12 months. Product RPO and service RPO were each up 12%.

Deferred Revenue — $25.8 billion, up 8% in total, with deferred product revenue up 9%. Deferred service revenue was up 7%.

Capital Allocation — In the second quarter of fiscal 2024, we returned $2.8 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.39 per common share, or $1.6 billion, and repurchased approximately 25 million shares of common stock under our stock repurchase program at an average price of $49.54 per share for an aggregate purchase price of $1.3 billion. The remaining authorized amount for stock repurchases under the program is $8.4 billion with no termination date.

Guidance

Cisco expects to achieve the following results for the third quarter of fiscal 2024:

Q3 FY 2024
Revenue	$12.1 billion - $12.3 billion
Non-GAAP gross margin rate	66% – 67%
Non-GAAP operating margin rate	33.5% – 34.5%
Non-GAAP EPS	$0.84 – $0.86

Cisco estimates that GAAP EPS will be $0.51 to $0.56 for the third quarter of fiscal 2024.

Cisco expects to achieve the following results for fiscal 2024:

FY 2024
Revenue	$51.5 billion - $52.5 billion
Non-GAAP EPS	$3.68 – $3.74

Cisco estimates that GAAP EPS will be $2.61 to $2.73 for fiscal 2024.

Our Q3 FY 2024 and FY 2024 guidance assumes an effective tax provision rate of 18% for GAAP and 19% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q2 fiscal year 2024 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, February 14, 2024 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, February 14, 2024 to 12:00 a.m. Pacific Time, February 21, 2024 at 1-800-876-5258 (United States) or 1-203-369-3998 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 14, 2024. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
REVENUE:
Product	$9,232	$10,155	$20,371	$20,400
Service	3,559	3,437	7,088	6,824

Total revenue	12,791	13,592	27,459	27,224

COST OF SALES:
Product	3,443	4,038	7,400	8,217
Service	1,131	1,127	2,285	2,234

Total cost of sales	4,574	5,165	9,685	10,451

GROSS MARGIN	8,217	8,427	17,774	16,773
OPERATING EXPENSES:
Research and development	1,943	1,855	3,856	3,636
Sales and marketing	2,458	2,384	4,964	4,775
General and administrative	642	582	1,314	1,147
Amortization of purchased intangible assets	66	71	133	142
Restructuring and other charges	12	243	135	241

Total operating expenses	5,121	5,135	10,402	9,941

OPERATING INCOME	3,096	3,292	7,372	6,832
Interest income	324	219	684	388
Interest expense	(120)	(107)	(231)	(207)
Other income (loss), net	(139)	11	(222)	(123)

Interest and other income (loss), net	65	123	231	58

INCOME BEFORE PROVISION FOR INCOME TAXES	3,161	3,415	7,603	6,890
Provision for income taxes	527	642	1,331	1,447

NET INCOME	$2,634	$2,773	$6,272	$5,443

Net income per share:
Basic	$0.65	$0.68	$1.55	$1.33

Diluted	$0.65	$0.67	$1.54	$1.32

Shares used in per-share calculation:
Basic	4,055	4,103	4,056	4,105

Diluted	4,073	4,116	4,079	4,115

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	January 27, 2024
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Americas	$7,510	(4)%	$16,532	5%
EMEA	3,484	(7)%	7,148	(3)%
APJC	1,798	(12)%	3,779	(7)%

Total	$12,791	(6)%	$27,459	1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	January 27, 2024
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Americas	65.7%	65.9%
EMEA	68.1%	68.8%
APJC	68.2%	67.6%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	January 27, 2024
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Networking	$7,081	(12)%	$15,904	(1)%
Security	973	3%	1,984	4%
Collaboration	989	3%	2,106	3%
Observability	188	16%	378	18%

Total Product	9,232	(9)%	20,371	—%
Services	3,559	4%	7,088	4%

Total	$12,791	(6)%	$27,459	1%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 27, 2024	July 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$13,715	$10,123
Investments	11,956	16,023
Accounts receivable, net of allowance of $79 at January 27, 2024 and $85 at July 29, 2023	4,884	5,854
Inventories	3,209	3,644
Financing receivables, net	3,476	3,352
Other current assets	4,887	4,352

Total current assets	42,127	43,348
Property and equipment, net	2,005	2,085
Financing receivables, net	3,364	3,483
Goodwill	39,087	38,535
Purchased intangible assets, net	1,678	1,818
Deferred tax assets	7,338	6,576
Other assets	5,575	6,007

TOTAL ASSETS	$101,174	$101,852

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$4,936	$1,733
Accounts payable	1,848	2,313
Income taxes payable	1,876	4,235
Accrued compensation	3,216	3,984
Deferred revenue	14,011	13,908
Other current liabilities	4,964	5,136

Total current liabilities	30,851	31,309
Long-term debt	6,669	6,658
Income taxes payable	3,390	5,756
Deferred revenue	11,760	11,642
Other long-term liabilities	2,253	2,134

Total liabilities	54,923	57,499

Total equity	46,251	44,353

TOTAL LIABILITIES AND EQUITY	$101,174	$101,852

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 27, 2024	January 28, 2023
Cash flows from operating activities:
Net income	$6,272	$5,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	823	853
Share-based compensation expense	1,463	1,097
Provision (benefit) for receivables	12	6
Deferred income taxes	(816)	(845)
(Gains) losses on divestitures, investments and other, net	205	109
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	941	1,393
Inventories	442	(569)
Financing receivables	(33)	834
Other assets	(403)	(210)
Accounts payable	(476)	42
Income taxes, net	(4,656)	118
Accrued compensation	(763)	(146)
Deferred revenue	293	633
Other liabilities	(125)	(57)

Net cash provided by operating activities	3,179	8,701

Cash flows from investing activities:
Purchases of investments	(2,253)	(3,797)
Proceeds from sales of investments	2,484	587
Proceeds from maturities of investments	4,044	2,316
Acquisitions, net of cash and cash equivalents acquired	(878)	(3)
Purchases of investments in privately held companies	(50)	(70)
Return of investments in privately held companies	123	39
Acquisition of property and equipment	(304)	(346)
Other	(1)	(19)

Net cash provided by (used in) provided by investing activities	3,165	(1,293)

Cash flows from financing activities:
Issuances of common stock	349	316
Repurchases of common stock - repurchase program	(2,504)	(1,760)
Shares repurchased for tax withholdings on vesting of restricted stock units	(581)	(310)
Short-term borrowings, original maturities of 90 days or less, net	1,398	(602)
Issuances of debt	2,537	—
Repayments of debt	(750)	—
Dividends paid	(3,163)	(3,120)
Other	(7)	(5)

Net cash used in financing activities	(2,721)	(5,481)

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(32)	3

Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	3,591	1,930
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	11,627	8,579

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$15,218	$10,509

Supplemental cash flow information:
Cash paid for interest	$203	$178
Cash paid for income taxes, net	$6,804	$2,172

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	January 27, 2024		October 28, 2023		January 28, 2023
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$16,249	12%	$16,011	14%	$14,517	7%
Service	19,407	12%	18,742	11%	17,255	2%

Total	$35,656	12%	$34,753	12%	$31,772	4%

We expect 50% of total RPO at January 27, 2024 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	January 27, 2024	October 28, 2023	January 28, 2023
Deferred revenue:
Product	$11,640	$11,689	$10,679
Service	14,131	13,970	13,248

Total	$25,771	$25,659	$23,927

Reported as:
Current	$14,011	$13,812	$13,109
Noncurrent	11,760	11,847	10,818

Total	$25,771	$25,659	$23,927

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2024
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832
Fiscal 2023
July 29, 2023	$0.39	$1,589	25	$50.49	$1,254	$2,843
April 29, 2023	$0.39	$1,593	25	$49.45	$1,259	$2,852
January 28, 2023	$0.38	$1,560	26	$47.72	$1,256	$2,816
October 29, 2022	$0.38	$1,560	12	$43.76	$502	$2,062

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Six Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
GAAP net income	$2,634	$2,773	$6,272	$5,443
Adjustments to cost of sales:
Share-based compensation expense	139	106	242	187
Amortization of acquisition-related intangible assets	175	153	356	306
Acquisition-related/divestiture costs	1	1	1	3

Total adjustments to GAAP cost of sales	315	260	599	496

Adjustments to operating expenses:
Share-based compensation expense	662	498	1,212	913
Amortization of acquisition-related intangible assets	66	71	133	142
Acquisition-related/divestiture costs	64	48	139	123
Russia-Ukraine war costs	—	2	(2)	5
Significant asset impairments and restructurings	12	243	135	241

Total adjustments to GAAP operating expenses	804	862	1,617	1,424

Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	88	(44)	139	65

Total adjustments to GAAP interest and other income (loss), net	88	(44)	139	65

Total adjustments to GAAP income before provision for income taxes	1,207	1,078	2,355	1,985

Income tax effect of non-GAAP adjustments	(303)	(212)	(561)	(404)
Significant tax matters	—	—	—	164

Total adjustments to GAAP provision for income taxes	(303)	(212)	(561)	(240)

Non-GAAP net income	$3,538	$3,639	$8,066	$7,188

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Six Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
GAAP EPS	$0.65	$0.67	$1.54	$1.32
Adjustments to GAAP:
Share-based compensation expense	0.20	0.15	0.36	0.27
Amortization of acquisition-related intangible assets	0.06	0.05	0.12	0.11
Acquisition-related/divestiture costs	0.02	0.01	0.03	0.03
Significant asset impairments and restructurings	—	0.06	0.03	0.06
(Gains) and losses on investments	0.02	(0.01)	0.03	0.02
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)	(0.14)	(0.10)
Significant tax matters	—	—	—	0.04

Non-GAAP EPS	$0.87	$0.88	$1.98	$1.75

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended January 27, 2024
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,789	$2,428	$8,217	$5,121	—%	$3,096	(6)%	$65	$2,634	(5)%
% of revenue	62.7%	68.2%	64.2%	40.0%		24.2%		0.5%	20.6%
Adjustments to GAAP amounts:
Share-based compensation expense	58	81	139	662		801		—	801
Amortization of acquisition-related intangible assets	175	—	175	66		241		—	241
Acquisition/divestiture-related costs	1	—	1	64		65		—	65
Significant asset impairments and restructurings	—	—	—	12		12		—	12
(Gains) and losses on investments	—	—	—	—		—		88	88
Income tax effect/significant tax matters	—	—	—	—		—		—	(303)

Non-GAAP amount	$6,023	$2,509	$8,532	$4,317	1%	$4,215	(4)%	$153	$3,538	(3)%

% of revenue	65.2%	70.5%	66.7%	33.8%		33.0%		1.2%	27.7%

	Three Months Ended
	January 28, 2023
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,117	$2,310	$8,427	$5,135	$3,292	$123	$2,773
% of revenue	60.2%	67.2%	62.0%	37.8%	24.2%	0.9%	20.4%
Adjustments to GAAP amounts:
Share-based compensation expense	40	66	106	498	604	—	604
Amortization of acquisition-related intangible assets	153	—	153	71	224	—	224
Acquisition/divestiture-related costs	1	—	1	48	49	—	49
Significant asset impairments and restructurings	—	—	—	243	243	—	243
Russia-Ukraine war costs	—	—	—	2	2	—	2
(Gains) and losses on investments	—	—	—	—	—	(44)	(44)
Income tax effect/significant tax matters	—	—	—	—	—	—	(212)

Non-GAAP amount	$6,311	$2,376	$8,687	$4,273	$4,414	$79	$3,639

% of revenue	62.1%	69.1%	63.9%	31.4%	32.5%	0.6%	26.8%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Six Months Ended January 27, 2024
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$12,971	$4,803	$17,774	$10,402	5%	$7,372	8%	$231	$6,272	15%
% of revenue	63.7%	67.8%	64.7%	37.9%		26.8%		0.8%	22.8%
Adjustments to GAAP amounts:
Share-based compensation expense	100	142	242	1,212		1,454		—	1,454
Amortization of acquisition-related intangible assets	356	—	356	133		489		—	489
Acquisition/divestiture-related costs	1	—	1	139		140		—	140
Significant asset impairments and restructurings	—	—	—	135		135		—	135
Russia-Ukraine war costs	—	—	—	(2)		(2)		—	(2)
(Gains) and losses on investments	—	—	—	—		—		139	139
Income tax effect/significant tax matters	—	—	—	—		—		—	(561)

Non-GAAP amount	$13,428	$4,945	$18,373	$8,785	3%	$9,588	10%	$370	$8,066	12%

% of revenue	65.9%	69.8%	66.9%	32.0%		34.9%		1.3%	29.4%

	Six Months Ended January 28, 2023
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$12,183	$4,590	$16,773	$9,941	$6,832	$58	$5,443
% of revenue	59.7%	67.3%	61.6%	36.5%	25.1%	0.2%	20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	71	116	187	913	1,100	—	1,100
Amortization of acquisition-related intangible assets	306	—	306	142	448	—	448
Acquisition/divestiture-related costs	3	—	3	123	126	—	126
Significant asset impairments and restructurings	—	—	—	241	241	—	241
Russia-Ukraine war costs	—	—	—	5	5	—	5
(Gains) and losses on investments	—	—	—	—	—	65	65
Income tax effect/significant tax matters	—	—	—	—	—	—	(240)

Non-GAAP amount	$12,563	$4,706	$17,269	$8,517	$8,752	$123	$7,188

% of revenue	61.6%	69.0%	63.4%	31.3%	32.1%	0.5%	26.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Six Months Ended
	January 27, 2024	January 28, 2023	January 27, 2024	January 28, 2023
GAAP effective tax rate	16.7%	18.8%	17.5%	21.0%
Total adjustments to GAAP provision for income taxes	2.3%	0.2%	1.5%	(2.0)%

Non-GAAP effective tax rate	19.0%	19.0%	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q3 FY 2024	Gross Margin Rate	Operating Margin Rate	Earnings per Share (2)
GAAP	63.5% – 64.5%	20.5% – 21.5%	$0.51 – $0.56
Estimated adjustments for:
Share-based compensation expense	1.0%	6.5%	$0.15 – $0.16
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.0%	$0.05 – $0.06
Significant asset impairments and restructurings (1)	—	4.5%	$0.10 – $0.11

Non-GAAP	66% – 67%	33.5% – 34.5%	$0.84 – $0.86

FY 2024	Earnings per Share (2)
GAAP	$2.61 – $2.73
Estimated adjustments for:
Share-based compensation expense	$0.59 – $0.61
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.23 – $0.25
Significant asset impairments and restructurings (1)	$0.16 – $0.18
(Gains) and losses on investments	$0.03

Non-GAAP	$3.68 – $3.74

(1)

On February 14, 2024, Cisco announced a restructuring plan in order to realign the organization and enable further investment in key priority areas. This restructuring plan will impact approximately 5 percent of Cisco’s global workforce. Cisco currently estimates that it will recognize pre-tax charges to its GAAP financial results of approximately $800 million consisting of severance and other one-time termination benefits and other costs. These charges are primarily cash-based. Cisco expects to take the majority of these actions in the third quarter of fiscal 2024 and recognize approximately $500 million of these charges. Cisco expects approximately $150 million of these charges to be recognized in the fourth quarter of fiscal 2024, and the remaining amount of these charges primarily through the first half of fiscal 2025.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, Russia-Ukraine war costs, restructurings, (gains) and losses on investments and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as the alignment of our investments to future growth opportunities, the role that our innovation plays as our customers adopt AI and secure their organizations, the progress in our business model shift to more recurring revenue while remaining focused on financial discipline, operating leverage and shareholder returns) and the future financial performance of Cisco (including the guidance for Q3 FY 2024 and full year FY 2024) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 21, 2023 and September 7, 2023, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 27, 2024 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized recurring revenue represents the annualized revenue run-rate of active subscriptions, term licenses, operating leases and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

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